UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2013

MANHATTAN ASSOCIATES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Georgia	0-23999	58-2373424
(State or Other Jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2300 Windy Ridge Parkway, Suite 1000, Atlanta, Georgia

30339

(Address of Principal Executive Offices)

(Zip Code)

(770) 955-7070

(Registrant’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, effective January 1, 2013, Mr. Eddie Capel became President and Chief Executive Officer of Manhattan Associates, Inc. (the “Company”). Mr. Capel had been serving as Executive Vice President and Chief Operating Officer of the Company since January 2011, and as President and Chief Operating Officer since July 2012.

On January 23, 2013, the Compensation Committee of the Board of Directors of the Company approved a revised compensation plan for Mr. Capel, commensurate with his increased responsibilities. Mr. Capel’s annualized salary was increased to $475,000 and his targeted performance-based annual cash bonus was increased to 100% of salary. Mr. Capel was awarded a regular grant of 16,422 restricted stock units (“RSUs”) vesting over a four-year period beginning on the first anniversary of the date of grant, and a special grant of 31,280 RSUs vesting over a five-year period beginning on the second anniversary of the date of grant. Half of the regular grant vests in amounts determined based on the Company’s achievement of certain performance conditions, and additional RSUs may be earned for above-target performance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MANHATTAN ASSOCIATES, INC.

By:	/s/ Dennis B. Story
Dennis B. Story
Executive Vice President, Chief Financial Officer and Treasurer

Dated: January 28, 2013

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